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                                                                   Exhibit 10.11

                         THE POLAROID BOARD OF DIRECTORS

                                 RETIREMENT PLAN








                              POLAROID CORPORATION

                            CAMBRIDGE, MASSACHUSETTS











                              AMENDED AND RESTATED

                            EFFECTIVE JANUARY 1, 1999


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                 THE POLAROID BOARD OF DIRECTORS RETIREMENT PLAN

         The purpose of this Plan is to provide the non-employee members of the Company's Board of Directors a retirement plan commensurate with their services to the Company.

                                    ARTICLE I

                                   DEFINITIONS

1.01 ANNUAL RETAINER. Annual Retainer shall mean one-hundred percent (100%) of the annual fee payable to a Participant as a non-employee member of the Board of Directors on the date he resigns as a member of the Board of Directors exclusive of amounts paid for attendance at Board of Directors or Committee meetings and for acting as a Committee chairman. Not withstanding the foregoing for any member of the Board of Directors who is age sixty-eight (68) or less on January 1, 1997, and who resigns after June 1, 1999, this Annual Retainer shall be capped at $30,000.

1.02 BOARD OF DIRECTORS. Board of Directors shall mean the Board of Directors of the Company.

1.03 COMMITTEE. Committee shall mean the committee designated by the Chief Executive Officer of the Company and shall consist of not less than a chairman and at least two (2) other members.

1.04 COMPANY. Company shall mean Polaroid Corporation, a Delaware corporation, and any successor thereof.

1.05 PARTICIPANT. A Participant shall mean each non-employee member of the Board of Directors in service on or after January 1, 1990.

1.06 PLAN. Plan shall mean the Polaroid Board of Directors Retirement Plan as amended from time to time.

1.07 SPOUSE. Spouse shall mean with respect to a deceased Participant, the widow or widower of such deceased Participant who was legally married to such Participant on the date of his death and who, if such death was due to illness rather than accident or other reason, was


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         legally married to such Participant for not less than six (6) months immediately preceding such death.

1.08 RETIREMENT. Retirement shall mean a Participant's retirement or termination from service as a member of the Board of Directors for any reason.

1.09 SERVICE YEAR. Service Year shall mean each full twelve (12) month period completed on the anniversary date of when a Participant first joined the Board of Directors.

                                   ARTICLE II

                             BENEFITS UNDER THE PLAN

2.01     PARTICIPANT'S BENEFIT. Each Participant who is vested, as set forth in
         Section 2.04, shall begin receiving a lump sum payment in cash equal to his Annual Retainer payable quarterly beginning on the first day of the quarter following his retirement. Such annual payment shall continue for the maximum period as set forth in Section 2.02 or for as long as the Participant and his Spouse lives, whichever is shorter.

2.02 MAXIMUM PERIOD OF ANNUAL PAYMENTS. The maximum period of annual payments under this Plan shall be equal to the LESSER of:

         (a) the number of Service Years the Participant is a non-employee member of the Board of Directors; or

         (b) the first twenty-five (25) Service Years the Participant serves as a non-employee member of the Board of Directors.

2.03 EXCEPTIONS OF BENEFIT ACCRUAL. Notwithstanding the foregoing, create for service years for any Participant who is less than age sixty-eight
         (68) effective January 1, 1997 shall cease.

2.04 VESTING. Each Participant who has completed five (5) Service Years on the Board of Directors through his date of Retirement shall have a non-forfeitable right to the benefits provided under this Plan. A Participant who has not completed such service requirement




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         on the day of his Retirement shall not be entitled to any of the benefits provided under this Plan.

2.05 SPOUSE'S SURVIVOR BENEFIT. If a Participant dies and has not received all of the maximum period of annual payments as provided under Section
         2.02 of this Plan, his Spouse, if any, shall continue to receive such payments until the earlier of:

         (a)      the maximum period of annual payments set forth in Section
                  2.02 hereof; or

         (b)      the death of such Spouse.

                                   ARTICLE III

                                    FINANCING

3.01 FINANCING. The benefits under this Plan shall be paid out of the general assets of the Company.


3.02 UNSECURED INTEREST. No Participant or Spouse hereunder shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                                   ARTICLE IV

                               PLAN ADMINISTRATION

4.01 PLAN ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall have the full authority and absolute discretion:

         (a)      To construe and interpret the Plan; and

         (b) To make all determinations and take all other actions necessary or advisable for the proper administration of the Plan.

         All such actions and determinations shall be conclusively binding upon all persons for all purposes.


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                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

5.01 APPLICABLE LAW. This instrument shall be construed in accordance with and governed by the laws of the State of Delaware.

5.02 TAXES. The Company shall have the right to deduct from any distributions made under this Plan, any federal, state or local taxes or any other amounts required by law to be withheld with respect to such distribution.

5.03 EXPENSES. The cost of benefit payments from this Plan and the expenses of administering the Plan shall be borne by the Company.

5.04 GENDER AND NUMBER. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.

5.05 INDEMNIFICATION. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan, or any distributions under it. Each member of the Committee shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

5.06 HEADINGS NOT PART OF PLAN. Headings of Articles and Sections are inserted for convenience and reference; they constitute no part of this Plan.

5.07 NON-ASSIGNABILITY. The interest of any Participant or Spouse under this Plan shall not be subject at any time or in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind and any attempt to deliver, sell, transfer, assign, pledge, attach, garnish or otherwise encumber such interest shall be void and any interest so encumbered will terminate.

5.08 NON-TRANSFERABILITY. In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participant or of a Spouse, except as otherwise required by



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         law. Prior to the time of a payment hereunder, a Participant or a
         Spouse shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.

5.09 OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect fee or compensation schedules which presently exist, or which may at a later date be approved by the shareholders of the Company for members of the Board of Directors.

5.10 PLAN BINDING ON SUCCESSORS. This Plan shall be binding upon the successors and assigns of the Company.

5.11 UNENFORCEABILITY OF A PARTICULAR PROVISION. The unenforceability of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such unenforceable provision were omitted.

                                   ARTICLE VI

                   PERMANENCY OF THE PLAN AND PLAN TERMINATION

6.01 EFFECTIVE DATE. This Plan, originally effective January 1, 1990, has been amended from time to time, with the most current amendment effective January 1, 1999, unless specifically noted to the contrary.

6.02 RIGHT TO AMEND, MODIFY OR TERMINATE. The Company reserves the right to amend, modify or terminate the Plan or payments thereunder at any time by action of the Committee and does not intend to submit any amendments or modifications to the Plan to stockholders of the Company for their approval. However, without the consent of any Participant or his Spouse, if applicable, no such amendment or termination shall reduce or diminish such person's right to receive any benefit accrued hereunder prior to the date of


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         such amendment or termination. Notwithstanding the foregoing, the Chief
         Executive Officer of the Company may adopt any amendments to the Plan that do not materially and adversely affect the benefits to a Participant accrued under the Plan and may adopt any amendments to the Plan that do not materially affect the cost to the Company (excluding any amendment that relates exclusively to himself).

         IN WITNESS WHEREOF, Polaroid has caused this instrument to be executed this 20th day of December, 1999, effective January 1, 1999.


Attest:                                          POLAROID CORPORATION


/s/ ANGELA M. FERRARI                            By:   /s/ GARY T. DICAMILLO
---------------------                                  ------------------------
                                                       Chief Executive Officer